UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: November 17, 2005
Bank of South Carolina Corporation

(Exact name of registrant as specified in its charter)

South Carolina	0-27702	57-1021355

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
256 Meeting Street Charleston, SC 29401

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code           (843) 724-1500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 4.01 Changes in Registrant’s Certifying Accountant
KPMG LLP was previously the principal accountants for Bank of South Carolina Corporation and subsidiary (the Company). On November 17, 2005, the firm’s appointment as independent auditor was terminated effective upon the completion of the audit of the Company’s financial statements as of and for the year ending December 31, 2005 and the issuance of KPMG LLP’s report thereon. Elliott Davis, LLC has been engaged as principal accountants for the year ending December 31, 2006. The change was made because, in the opinion of the Audit Committee, the Company could obtain comparable services from another firm at a lower fee. The decision to change accountants was approved by the audit committee of the board of directors.
In connection with the audits of the two fiscal years ended December 31, 2004 and 2003, and the subsequent interim period through November 17, 2005, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events.

The audit reports of KPMG LLP on the consolidated financial statements of Bank of South Carolina Corporation and subsidiary as of and for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
Bank of South Carolina Corporation has requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of KPMG LLP’s letter to the Securities & Exchange Commission is filed as Exhibit 9.01 to the form 8-K.
During the two most recent fiscal years and the subsequent interim period through November 17, 2005, neither the Company nor anyone acting on behalf of the Company, consulted Elliott Davis, LLC regarding any of the matters or events set forth in Item 3.04(a)(2) of Regulation S-K.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of South Carolina Corporation (Registrant)

Date: November 17, 2005
/s/William L. Hiott, Jr. William L. Hiott, Jr. Executive Vice President and Treasurer
Item 9.01 Financial Statements and Exhibits